Exhibit 10.1

FORM OF STOCK OPTION AGREEMENT

VIRGINIA FINANCIAL GROUP, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Granted (GRANT DATE)

This Non-Qualified Stock Option Agreement evidences the grant of a Non-Qualified Stock Option to (AWARD RECIPIENT) (the “Employee”) pursuant to Article 6 of the Virginia Financial Group, Inc. Stock Incentive Plan (the “Plan”). This Agreement also describes the terms and conditions of the Option evidenced by this Agreement.

1.	Grant of Options. In consideration of the services rendered to Virginia Financial Group, Inc. (the “Company”) and/or its Subsidiaries by the Employee, the Company hereby grants to the Employee an option to purchase all or any part of a total of (NUMBER OF OPTIONS) shares of the Company’s Common Stock at a price of (EXERCISE PRICE) per share (“Option Price”). This Option is granted as of (GRANT DATE). This Option is granted pursuant to the Plan and is subject to the terms thereof.

2.	Term.

(a)	Normal Term. The term of this Option is 5 years and 6 months, until (EXPIRATION DATE) provided, however, that this Option may be terminated earlier as provided below.

(b)	Early Termination. This Option will terminate upon any of the following events:

(i)	Death. This Option will terminate on the earlier of 1) the end of the Normal Term of the Option or 2) one year after the death of the Employee who dies while employed by the Company or one of its Subsidiaries.

(ii)	Disability. This Option will terminate on the earlier of 1) the end of the Normal Term of the Option or 2) one year after the Employee’s employment with the Company or one of its Subsidiaries terminates on account of the Employee’s total and permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code).

(iii)	Retirement. This Option will terminate on the earlier of 1) the end of the Normal Term of the Option or 2) five years after the Employee’s retirement from employment with the Company or one of its Subsidiaries at or after having attained at least 55 years of age and 5 years of service.

(iv)	Termination of Employment. This Option will terminate on the earlier of 1) the end of the Normal Term of the Option or 2) 30 days after the date the Employee’s employment with the Company or one of its Subsidiaries is terminated by the Company or Subsidiary or by the Employee for any reason other than death, disability or retirement.

3.	Exercise.

(a)	Exercisability. This Option is first exercisable, in whole or in part, from and after the applicable time provided below, provided that no exercise is permitted until the expiration of six months from the Award Date except in the case of the Employee’s death or total and permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code):

(i) Subject to earlier exercisability as provided in (ii) below, options granted hereunder will vest as follows:

VESTING SCHEDULE

Except as otherwise provided in Section 2, the Options may be exercised only to the extent that they are vested and only while the employee is employed by the Company.

(ii)	If a Change-in-Control (as defined in the Plan) occurs after the Award Date, before the expiration date of this Option and while the Employee is an employee of the Company or any of its Subsidiaries, this Option may first be exercised (to the extent not already exercisable), in whole or in part, as of the occurrence of such Change-in-Control.

(b)	By Whom Exercisable. During the Employee’s lifetime, only the Employee may exercise this Option. If the Employee dies prior to the expiration date of this Option, without having exercised this Option as to all of the shares covered thereby, this Option may be exercised, to the extent of the shares with respect to which this Option could have been exercised on the date of the Employee’s death, by the estate or a person who acquired the right to exercise this Option by bequest or inheritance or by reason of the death of the Employee.

(c)	Exercise. This Option shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement accompanied by payment of the Option Price as provided in Paragraph 4 and payment in full, to the extent required by Paragraph 10, of the amount of any tax the Company is required to withhold as a result of such exercise.

4.	Payment of Option Price. The Option Price will be payable in full upon exercise of this Option to purchase shares, and such Option Price may be paid either in cash, or with the approval of the Committee in shares of the Corporation’s Common Stock which have been held by the Employee for more than six months (which shall be valued for such purpose at the mean between the high and low sales price of such Common Stock as published in The Wall Street Journal for the date of exercise or, if not traded on the date of exercise, on the most recent day on which the stock was traded preceding the date of exercise), or with the approval of the Committee in a combination of cash and such Common Stock. Payment hereunder may not otherwise be made by cashless exercise.

5.	Transferability. This Option may not be transferred by the Employee, except upon the Employee’s death by will or by the laws of descent and distribution.

6.	Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement with the Securities and Exchange Commission covering the shares of Common Stock of the Company which are the subject of this Agreement at all times during which this Option is exercisable and there is no applicable exemption from registration of such shares; provided, however, that this Option shall not be exercisable for stock at any time if its exercise would cause the Company to be in violation of any applicable provisions of the federal or state securities law.

7.	Administration of Plan. The Plan is administered by a Committee appointed by the Company’s Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this Option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

8.	Capital Adjustments. The number of shares of Common Stock covered by this Option, and the Option Price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

9.	Rights as a Shareholder. The Employee, or a transferee of this Option, shall have no rights as a shareholder with respect to any shares subject to this Option until the date of the exercise of this Option for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 8 hereof.

10.	Withholding Taxes. The Company, or one of its Subsidiaries, shall have the right to withhold any Federal, state or local taxes required to be withheld by law with respect to the exercise of this Option. The Employee will be required to pay the Company, as appropriate, the amount of any such taxes which the Company, or one of its Subsidiaries, is required to withhold. The Employee may, with the approval of the Committee, deliver shares of the Company’s Common Stock in satisfaction of minimum statutorily required tax withholding obligations (whether or not such shares have been held for more than six months and including shares to be acquired as a result of the exercise of the option).

11.	Prohibition against Pledge, Attachment, etc. Except as otherwise provided herein, this Option, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

12.	Not to be Treated as Incentive Stock Option. This Non-Qualified Stock Option is not intended to be an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code.

13.	Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

To evidence their agreement to the terms and conditions of this Option, the Company and the Employee have signed this Agreement as of the date first above written.

VIRGINIA FINANCIAL GROUP, INC.	By:
Date:	Its:	Director of Human Resources

EMPLOYEE:

«Name»

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